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                                                                EXHIBIT 5.1

                       SERVICE CORPORATION INTERNATIONAL
                               1929 Allen Parkway
                             Houston, Texas  77019

                                January 11, 1996


Service Corporation International
1919 Allen Parkway
Houston, Texas  77019

Gentlemen:

             As General Counsel and Secretary of Service Corporation International, a Texas corporation (the "Company"), I am familiar with the registration under the Securities Act of 1933, as amended, of 4,175,000 shares of the Company's common stock, $1.00 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the Company's 1993 Long-Term Incentive Stock Option Plan, as amended (the "Plan").

             In connection therewith, I have examined the Amended and Restated Articles of Incorporation of the Company, as amended, the By-laws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinion contained herein. I have also reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

             I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me and the correctness of all statements of fact contained therein.

             Based on the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

             I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       James M. Shelger
                                       General Counsel